UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2012

Nabi Biopharmaceuticals

(Exact name of registrant as specified in its charter)

Delaware	000-04829	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12270 Wilkins Avenue Rockville, Maryland		20852
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (301) 770-3099

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) Nabi Biopharmaceuticals (“Nabi” or the “Company”) reconvened a special meeting of stockholders on October 22, 2012, which was originally held and adjourned on September 24, 2012 (the “Special Meeting”). According to the report of the inspector of election, at the Special Meeting the Company’s stockholders voted on Proposals 1 through 5 described below. Stockholder action on the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of Proposals 1 through 4, was not required and no vote was taken on that proposal.

(b) The final voting results with respect to each proposal voted upon at the Special Meeting are set forth below.

Proposal 1

The Company’s stockholders approved an amendment to the Nabi Restated Certificate of Incorporation (the “Nabi certificate of incorporation”) to increase the authorized shares of Nabi common stock from 125,000,000 shares to 200,000,000 shares, as set forth below:

For	Against	Abstentions	Broker Non-Votes
15,824,033	3,335,564	37,415	—

Proposal 2

The Company’s stockholders approved an amendment to the Nabi certificate of incorporation to change the name of Nabi from “Nabi Biopharmaceuticals” to “Biota Pharmaceuticals, Inc.”, as set forth below:

For	Against	Abstentions	Broker Non-Votes
16,022,975	3,156,244	37,019	—

Proposal 3

The Company’s stockholders approved an amendment to the Nabi certificate of incorporation to effect a reverse stock split of Nabi common stock at any time prior to December 31, 2012 at a ratio ranging from four-to-one to eight-to-one, as determined by Nabi’s board of directors in its sole discretion, as set forth below:

For	Against	Abstentions	Broker Non-Votes
15,821,909	3,364,951	29,378	—

Proposal 4

The Company’s stockholders approved the issuance of shares of Nabi common stock to stockholders of Biota Holdings Limited (“Biota”) contemplated by the merger implementation agreement by and between Nabi and Biota, dated as of April 22, 2012, as amended, as set forth below:

For	Against	Abstentions	Broker Non-Votes
15,971,981	3,180,300	44,731	—

Proposal 5

The Company’s stockholders did not approve the proposal to approve, on an advisory (non-binding) basis, the compensation payable to certain executive officers of Nabi under existing arrangements in connection with the business combination transaction between Nabi and Biota, as set forth below:

For	Against	Abstentions	Broker Non-Votes
8,299,130	9,691,511	1,206,373	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nabi Biopharmaceuticals

Date: October 22, 2012	/s/ Raafat E.F. Fahim, Ph.D.
	Name:	Raafat E.F. Fahim, Ph.D.
	Title:	President and Chief Executive Officer (Duly Authorized Officer)